Exhibit 99 (a)(1)(D)

Offer Letter to Purchase for Cash
by
LONE OAK ACQUISITION CORPORATION
of
up to 505,636 of its Outstanding Ordinary Shares
at a Purchase Price of $8.21 Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 19, 2013, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Letter, dated November 22, 2013 (the “Offer Letter“), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer“), in connection with the offer by Lone Oak Acquisition Corporation (the“ Company“), a company incorporated under the laws of the Cayman Islands, to the shareholders holding the Company’s ordinary shares, par value $0.001 per share (the “Shares“) to purchase, during the Offer Period, up to 505,636 Shares for a purchase price of $8.21 per share, net to the seller in cash, without interest.  The “Offer Period“ is the period of time commencing on Friday, October 25, 2013 and ending at 5:00 p.m. Eastern Time, on Thursday, December 19, 2013, or such later date to which the Company may extend the Offer (the “Expiration Date“).

This Offer is being made in connection with the Acquisition (as defined in the Offer Letter) pursuant to our organizational documents to provide our public stockholders with an opportunity to redeem their ordinary shares for a pro-rata portion of our Trust Account (as defined in the Offer Letter).

NO SCRIPT OR FRACTIONAL SHARES WILL BE PURCHASED. SHARES MAY ONLY BE TENDERED FOR CASH.

THE OFFER IS CONDITIONED ON SATISFACTION OF THE ACQUISITION CONDITION (AS FURTHER DESCRIBED IN THE OFFER TO PURCHASE) AND NO MORE THAN 505,636 SHARES BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN AND CERTAIN OTHER CONDITIONS.

You may tender and redeem some or all of your Shares.   Please follow the instructions in this document and the related documents, including the accompanying Letter of Transmittal , to submit your Shares. In addition, in the event the Shares you wish to redeem pursuant to the Offer are included as part of a unit held by you, you must instruct us in the accompanying letter from you to separate the units prior to redemption.

On the terms and subject to the conditions of the Offer, the Company will allow you to redeem all Shares properly tendered before the Expiration Date and not properly withdrawn at a purchase price of $8.21 per share. Such purchase price is equal to the per share amount on deposit in the Trust Account as of the commencement of the Offer (excluding interest earned thereon), less taxes payable.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may redeem your Shares at a purchase price of $8.21 per share, without interest.

2.	The Offer is subject to certain conditions set forth in the section of the Offer Letter entitled “The Offer—Conditions of the Offer.”

3.	The Offer and withdrawal rights will expire at 5:00 p.m. Eastern Time, on Thursday, December 19, 2013, unless the Company extends the Offer.

4.	The Offer is for up to 505,636 issued and outstanding Shares of the Company as of November 20, 2013.

5.	Tendering shareholders who are registered shareholders or who tender their Shares directly to Continental Stock Transfer & Trust Company will not be obligated to pay any brokerage commissions.

6.	If your Shares are held as part of the Company’s outstanding units, you must first instruct us to separate the units before the Shares can be tendered.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Shares, we will tender all your Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, December 19, 2013, unless the Offer is extended.

The Offer is being made solely under the Offer Letter and the Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The Company’s Board of Directors has approved the Offer. However, neither the Company’s management nor its Board of Directors, Officers, or Employees, nor the Depositary or the Information Agent makes any recommendation to any shareholder as to whether to tender or refrain from tendering any Shares. The Company has not authorized any person to make any recommendation. You should carefully evaluate all information in the Offer and should consult your own investment and tax advisors. You must decide whether to tender your Shares and, if so, how many Shares to tender.  In doing so, you should read carefully the information in the Offer Letter and the Letter of Transmittal.

Instruction Form with Respect

to the

Offer to Purchase for Cash

by

Lone Oak Acquisition Corporation

of

up to 505,636 of its Outstanding Ordinary Shares

at a Purchase Price of $8.21 Per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer Letter, dated November 22, 2013 (the “Offer Letter“), and the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Lone Oak Acquisition Corporation (the “Company“), a company incorporated under the laws of the Cayman Islands, to the shareholders holding the Company’s ordinary shares, par value $0.001 per share (the “Shares“), to purchase, during the Offer Period, up to 505,636 Shares for a purchase price of $8.21 per share, net to the seller in cash, without interest.  The “Offer Period“ is the period of time commencing on Friday, October 25, 2013 and ending at 5:00 p.m. Eastern Time, on Thursday, December 19, 2013, or such later date to which the Company may extend the Offer (the “Expiration Date“).

The undersigned hereby instructs you to tender the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

☐ (Please check if any or all of your Shares being tendered are part of a unit.) As the Shares you are being instructed to tender pursuant to the Offer are held as part of a unit, please separate the unit and undertake all actions necessary to allow for the tender of the outstanding Shares.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer Letter; (2) the undersigned is voluntarily participating in the Offer and is aware of the conditions of the Offer; (3) the future value of the Company’s Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer Letter; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items“) related to the tender offer and the disposition of Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

(continued on following page)

Number of Shares to be tendered by you for the account of the undersigned: _________________

*         No script or fractional shares will be purchased. Shares may only be tendered for cash.

**      Unless otherwise indicated it will be assumed that all Shares held by us for your account are to be tendered

Signature(s):

Name(s):
(Please Print)
Taxpayer Identification Number:

Address(es):
(Including Zip Code)
Area Code/Phone Number:

Date: , 2013